UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 8, 2010 (October 7, 2010)

PEOPLES BANCORP INC.
(Exact name of Registrant as specified in its charter)

Ohio	0-16772	31-0987416
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification Number)

138 Putnam Street, PO Box 738
Marietta, Ohio	45750-0738
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(740) 373-3155

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Index to Exhibits on Page 2

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a)	Not applicable

(b)  On October 7, 2010, Peoples Bancorp Inc. (“Peoples”) received a letter, dated September 30, 2010, from Dave M. Archer notifying Peoples that Mr. Archer intends to resign from the Boards of Directors of Peoples and Peoples Bank, National Association effective as of October 15, 2010.  Mr. Archer, who has been a member of the Peoples Board of Directors since 2009, and its’ subsidiary, Peoples Bank, National Association Board of Directors since 1993, cited commitments associated with his personal business pursuits, and not any disagreement with Peoples, as the basis for his decision.  A copy of Mr. Archer’s letter is included as Exhibit 17 to this Current Report on Form 8-K.

(c)	through (f) Not applicable.

Item 9.01 – Financial Statements and Exhibits

(a)	through (c) Not applicable

(d) Exhibits:

The following exhibit is being included with this Current Report on Form 8-K:

Exhibit No: 17
Description

Letter, dated September 30, 2010 and received by Peoples Bancorp Inc. on October 7, 2010, from Dave M. Archer submitting resignation from Boards of Directors of Peoples Bancorp Inc. and Peoples Bank, National Association effective October 15, 2010.

[Remainder of page intentionally left blank; signature on following page.]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES BANCORP INC.

Date: October 8, 2010	By: /s/	DAVID L. MEAD
David L. Mead
President and Chief Executive Officer